Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-48076 and 333-101010) pertaining to Rockford’s Stock Option Plans and in the Registration Statement (Form S-3 No. 333-117315) of Rockford Corporation of our report dated April 1, 2005, with respect to the consolidated financial statements and schedule of Rockford Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
April 15, 2005